Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
AMERICAN ENERGY XI, L.P.

The undersigned. desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1.               The name of the limited partnership is American Energy XI, L.P.

2.               The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, Delaware 19801.  The name of the partnership's registered agent at such address is The Corporation Trust Company.

3.               The name and mailing address of the sole general partner is as follows:

American Energy XI GP, LLC
814 E. Main St
Richmond, VA 23219

IN WITNESS  WHEREOF,  the  undersigned  has  executed  this  Certificate  of  Limited Partnership as of the 27th day of June, 2013.

AMERICAN ENERGY XI GP, LLC
General Partner

By:   /s/ David Buckley
David Buckley
Authorized Person

CERTIFICATE OF AMENDMENT
of the
CERTIFICATE OF FORMATION
of
AMERICAN ENERGY XI, L.P.

American Energy XI, L.P. (the “Partnership”), a limited partnership duly organized and existing under and by virtue of the Limited Partnership Act of the State of Delaware does hereby certify:

FIRST:  That the sole general and limited partners of the Partnership duly adopted the following amendments to the Certificate of Formation of the Partnership:

RESOLVED, that the Certificate of Formation of the Partnership be amended by changing Section 1 and Section 3 thereof, so that, as amended, said Section 1 and Section 3 shall be read in their entirety as follows:

“1.  The name of the limited partnership is “Energy 11, L.P.”

“3.  The name and address of the sole general partner is as follows:

Energy 11 GP, LLC
814 E. Main Street
Richmond, VA 23219”

SECOND:  That the sole general and limited partner of the Partnership approved said amendment on February 25, 2014.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of the Limited Partnership Act of the State of Delaware and the limited partnership agreement of the Partnership.

IN WITNESS WHEREOF, the Partnership has caused this Certificate of Amendment to be executed as of February 25, 2014.

Energy 11 GP, LLC
By:  /s/ David McKenney
David McKenney, sole manager